EXHIBIT 23(a)

               CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

         We hereby consent to the incorporation by reference in this Registration Statement on Form S-4 of our report, dated January 23, 1998, relating to the consolidated financial condition of FCNB Corp, which is incorporated by reference in the annual report on Form 10-K of FCNB Corp for the year ended December 31, 1997. We also hereby consent to the reference to our Firm under the caption "Experts" in the Prospectus.

/s/ Keller Bruner & Company, L.L.C.

Frederick, Maryland
August 11, 1998